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                 AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

     This Amendment No. 1 (the "Amendment") is dated as of March 12, 1999, among Stepan Company (the "Company"), the undersigned Banks and The First National Bank of Chicago, as agent for the Banks (the "Agent").

                             W I T N E S S E T H :

     WHEREAS, the Company, the Banks and the Agent are parties to that certain Credit Agreement dated as of January 9, 1998 (the "Agreement"); and

     WHEREAS, the Company, the undersigned Banks and the Agent desire to amend the Agreement in certain respects more fully described hereinafter;

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

     2. Amendment to the Agreement. The Commitment of The First National Bank of Chicago and the Commitment of Harris Trust and Savings Bank are each hereby increased from $22,500,000 to $30,000,000.

     3. Representations and Warranties. In order to induce the Agent and the undersigned Banks to enter into this Amendment, the Company represents and warrants that:

        (a) The representations and warranties set forth in Article V of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof, and there exists no Default or Unmatured Default on the date hereof.

        (b) The execution and delivery by the Company of this Amendment have been duly authorized by proper corporate proceedings of the Company and this Amendment, and the Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        (c) Neither the execution and delivery by the Company of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Restricted Subsidiary or the Company's or any Restricted Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which the Company or any Restricted Subsidiary is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.

     4. Fees and Legal Expenses.
        -----------------------

        (a) The Borrower agrees to pay an amendment fee of $15,000 to the Agent, for the ratable account of each Bank based upon such Bank's percentage of the Aggregate Commitment.

        (b) The Borrower agrees to reimburse the Agent for reasonable legal fees and expenses incurred by attorneys for the Agent (who may be employees of the Agent) in connection with the preparation, negotiation and consummation of this Amendment and the transactions contemplated herein.

     5. Conditions Precedent This Amendment shall not become effective until and unless the Borrower has furnished to the Agent (with sufficient copies for the Banks):

        (i) New Notes in the form of Exhibit "A" to the Credit Agreement payable to


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             the order of each of the Banks in the amount of their Commitment.

        (ii) A certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall confirm that the resolutions delivered to the Agent in connection with the execution of the Credit Agreement are true and correct and remain in full force and effect.

        (iii)An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign this Amendment.

        (iv) An opinion of counsel to the Borrower substantially in the form of Exhibit "B" to the Credit Agreement.

     6. Ratification. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

     7. Reference to Agreement. From and after the effective date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

     8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9. Miscellaneous.
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        (a) This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

        (b) This Amendment shall be effective as of the date first above written; provided, that, (i) all of the conditions precedent set forth in
     Section 5 have been satisfied, (ii) the Agent has received the fee referred to in Section 4(a) of this Amendment and (iii) the Agent has received executed counterparts of this Amendment from the Borrower, the Agent and the Banks.

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     IN WITNESS WHEREOF, the Company, the undersigned Banks and the Agent have executed this Amendment as of the date first above written.

                                  STEPAN COMPANY

                                  By:_________________
                                  Title:______________


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  individually as a Bank and as Agent

                                  By__________________
                                  Title_______________


                                  HARRIS TRUST AND SAVINGS BANK

                                  By__________________
                                  Title_______________



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